                       AMERICAN CENTURY MUTUAL FUNDS, INC.
                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
               AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
                   AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
                       AMERICAN CENTURY AVANTI FUNDS, INC.
                                  ("The Funds")

         I,  Deborah  S.  Dahm,  Assistant  Secretary  of  the  above-referenced corporations and trusts,  do hereby certify that the following is a true copy of certain  resolutions  adopted  by  unanimous  written  consent  of the  Board of
Directors of the  above-referenced  corporations  on November 15, 2002, and that such  resolutions  have not been rescinded or modified and are not  inconsistent with the  Certificate  of  Incorporation,  Declaration of Trust or Bylaws of the
corporations or trusts.

             WHEREAS,  Pursuant to a  duly-executed  Power of Attorney,  certain officers of the Funds have appointed  David C. Tucker,  Charles A.  Etherington,
David H. Reinmiller,  Charles C.S. Park, Janet A. Nash, Brian L. Brogan and Otis
H. Cowan,  each of them singly,  their true and lawful  attorneys-in-fact,  with full  power of  substitution,  and with full power to each,  for the  purpose of signing on their behalf registration statements and other documents of the Funds for the purpose of complying with all laws relating to the sale of securities of the Funds  and to do all such  things in their  names and  behalf in  connection therewith.

             Such  attorneys-in-fact  may,  from time to time,  sign  documents, including registration  statements and amendments thereto, on behalf of officers who have appointed them.

             RESOLVED,  that the board hereby authorizes such  attorneys-in-fact to sign the  documents  of the  Funds,  including  registration  statements  and amendments  thereto,  pursuant  to the Powers of  Attorney  so  executed  by the officers of the Funds.

IN WITNESS WHEREOF, I have hereunto set my hand this 25th day of November, 2002.

                                                     /s/Deborah S. Dahm
                                                     Deborah S. Dahm
                                                     Assistant Secretary